PRESS RELEASE

 CHINA ENERGY SAVINGS TECHNOLOGY, INC. APPROVED FOR LISTING ON NASDAQ NATIONAL
                              MARKET SYSTEM (NMS)

TRADING SYMBOL WILL REMAIN CESV

HONG KONG, April 18 /Xinhua-PRNewswire/ -- China Energy Savings Technology, Inc. (OTC Bulletin Board: CESV), today announced that on April 13, 2005 NASDAQ approved its application to list its common stock on the NASDAQ National Market System (NMS).

The Company's common stock will be eligible for trading on the NMS on a date arranged by NMS, which is approximately 3 days from the Company's notice upon payment of the initial entry fee. The fee was remitted on April 18, 2005. The trading symbol for common stock will continue to be CESV.

The company would like to thank the following market makers for working with them throughout the application process: Goldman Sachs, RBC Capital, S.G. Martin Securities LLC, Capital Growth Financial, LLC, and Hudson Securities Inc.

About China Energy Savings Technology:

The company is a holding company that owns 100% of Starway Management Limited whose subsidiaries are engaged in the manufacturing and sales of advanced technology energy-saving products in the People's Republic of China (PRC). According to test reports by various PRC authorities including the National Center of Supervision & Inspection on Electric Light Source Quality (Shanghai) issued in September 2002 and Shenzhen Academy of Metrology & Quality Inspection issued in December 2002, the energy saving products of Starway's subsidiaries may provide energy saving rates ranging from approximately 25% to 45%. The energy saving projects conducted by Starway's subsidiaries mostly relate to public or street lighting systems, government administration units, shopping malls, supermarkets, restaurants, factories and oil fields, etc. There are small and large-scaled projects: the small-scaled projects relate to restaurants, shops and small arcades through the sale of equipment, and the large-scaled projects relate to large shopping malls, supermarkets, factories and public bodies through the provision and installation of equipment over a term usually extended for years.

Safe Harbor Statement:

As a cautionary note to investors, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the Company's ability to execute its business model and strategic plans; and the risks described from time to time in the Company's SEC filings.

     Contact Information:
     John RoskelleyPresident
     First Global Media
     480-902-3110

     Website: http://www.chinaenergysavings.com
     Email: contactus@cesv-inc.com
SOURCE  China Energy Savings Technology, Inc.
    -0-                             04/18/2005
    /CONTACT:  John Roskelley, President of First Global Media,
+1-480-902-3110, or contactus@cesv-inc.com/
    /Web site:  http://www.cesv-inc.com /
    (CESV)

CO: China Energy Savings Technology, Inc.; Goldman Sachs; RBC Capital; S.G. Martin Securities LLC; Capital Growth Financial, LLC;
     Hudson Securities Inc.; Starway Management Limited
ST:  China
IN:  OIL UTI CPR OTC
SU:  ASI

AA
-- NYM283 --
5676 04/18/200518:09 EDThttp://www.prnewswire.com

                                 PRESS RELEASE


THE RESEARCH WORKS, INC. INITIATES COVERAGE OF CHINA ENERGY SAVINGS TECHNOLOGY

COVERAGE BEGINS WITH PRICE RANGE TARGET OF $17 TO $30 PER SHARE

HONG KONG, March 23 /Xinhua-PRNewswire/ -- China Energy Savings Technology, Inc. (OTC Bulletin Board: CESV), a leading energy savings company, announced today that The Research Works, Inc. ("RW"), an independent equity research company, has initiated coverage of China Energy Savings Technology with a price range target for CESV stock of $17-$30. The Research Works, founded in 1992, focuses on small-cap stocks and has analyzed numerous selective microcap companies. RW's report on CESV indicated the following:

      o As China's economy possibly quadruples by 2020, the country plans to only double its consumption of energy. Experts urge concrete efficiency measures to achieve energy savings goals.

      o Technology solutions such as provided by China Energy Savings Technology appear to fit into China's need to take strong measures to reduce energy consumption per capita to achieve a sustainable economy.

      o The Company recently announced plans and objectives for 2005, including generation of ''energy-for-sale" to compliment its energy savings business.

      o Plans include the possible acquisition of a public utility gas company and a coal-refining factory, as the Company appears to be making substantial inroads into the Chinese energy sector.

      o For the three months ended December 31, 2004, revenues were US$11.7 million, with earnings of US$0.25 per share.

      o Net income for the quarter increased by 123%, year to year, to $3.63 million as compared to $1.65 million. The Company filed for NasdaqNM listing in December 2004.

      o Our price range target for CESV stock, based on a number of assumptions and considerations outlined in the research report, is in the range of $17 to $30 per share.

      o This price range target is based on the improving business outlook of the Company, and hinges on the successful implementation of the business strategy.

The entire report can be viewed online at the following URL:
http://www.stocksontheweb.com/cesv.pdf

The Research Works is an equity research firm founded in 1992 that focuses on small-cap, microcap and penny stocks with a significant predictable growth. The Research Works' stated objective is to discover undervalued small companies and help them achieve fair value for their stocks by producing high-quality, paid research reports that are grounded in fundamental analysis and employ state-of-the-art equity valuation models. The Research Works targets a far-reaching network of sophisticated, self-directed investors, and distributes its research through a strong Internet presence and a large direct-distribution list.

About China Energy Savings Technology

The company is a holding company that owns 65% of Starway Management Limited whose subsidiaries are engaged in the manufacturing and sales of advanced technology energy-saving products in the People's Republic of China (PRC). According to test reports by various PRC authorities including the National Center of Supervision & Inspection on Electric Light Source Quality (Shanghai) issued in September 2002 and Shenzhen Academy of Metrology & Quality Inspection issued in December 2002, the energy saving products of Starway's subsidiaries may provide energy saving rates ranging from approximately 25% to 45%. The energy saving projects conducted by Starway's subsidiaries mostly relate to public or street lighting systems, government administration units, shopping malls, supermarkets, restaurants, factories and oil fields, etc. There are small and large-scaled projects: the small-scaled projects relate to restaurants, shops and small arcades through the sale of equipment, and the large-scaled projects relate to large shopping malls, supermarkets, factories and public bodies through the provision and installation of equipment over a term usually extended for years.

Safe Harbor Statement

As a cautionary note to investors, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the Company's ability to execute its business model and strategic plans; and the risks described from time to time in the Company's SEC filings.

Disclaimer

The Research Works, Inc. (hereinafter referred to as "RW") is a registered investment advisor that produces equity research reports. On December 17, 2004, in consideration for RW's equity research services, including this report, to be performed through February 18, 2006, the Company agreed to pay RW a fee of 5,556 shares of the Company's common stock (restricted). Terms under which a percentage of this fee is refundable are outlined in RW's ADV filing posted at http://www.stocksontheweb.com. This report is based on RW's independent analysis and judgment. The materials upon which the information in this report is based were supplied by the Company and other sources believed by RW to be reliable; except as otherwise indicated, RW has made no independent verification and does not guarantee the information's accuracy or completeness. Any interpretations, earnings estimates, and conclusions contained in this report are those of RW. This report is not intended to constitute a recommendation for any particular investor to purchase or sell any particular security or that any particular security is suitable for any particular investor. This report should not be construed as a recommendation or request to engage in any transaction, or an offer or solicitation of an offer to buy or sell any security or investment, and investors are advised to consult their personal broker or investment advisor before making any investment decision concerning any of the companies mentioned herein. Use of this report may be subject to applicable rules of any self-regulatory organization of which you may be a member. The information contained in this report is subject to change without notice, and RW assumes no responsibility to update the information contained in this report. Subject to certain restrictions outlined in Part II of RW's Investment Advisor ADV filing, a copy of which is posted on RW's web site, RW and its affiliated entities and persons may purchase and hold positions in the securities of its clients, but they are prohibited from selling any securities of a RW client during the RW service period to such client. The analyst who authored this report certifies that the views expressed in this report are an accurate representation of his personal views about the Company and its publicly traded securities. The analyst who wrote this report owns a position in this Company's common shares, which he received as compensation from RW for his services in connection with this report.

For more information, please contact:
     John Roskelley, President,
     First Global Media
     Tel:  +1-480-902-3110
     Web:   http://www.cesv-inc.com
     Email: contactus@cesv-inc.com
SOURCE  China Energy Savings Technology, Inc.
    -0-                  03/23/2005
    /CONTACT:  John Roskelley, President of First Global Media,
+1-480-902-3110, for CESV /
    /Web Sites:  http://www.cesv-inc.comhttp://www.stocksontheweb.com /
    (CESV)

CO:  China Energy Savings Technology, Inc.; Research Works, Inc.
ST:  China
IN:  CPR OIL OTC
SU:  RTG SVY

LG
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